Exhibit 10.76

07/09/92

THIRD AMENDMENT

TO

LEASE OF OFFICE SPACE

BETWEEN

BROOKFIELD DEVELOPMENT CALIFORNIA INC.,

AS THE SUCCESSOR IN INTEREST TO BCED MINNESOTA INC.,

AS LANDLORD AND INTER–REGIONAL FINANCIAL GROUP, INC.,

AS TENANT

THIS THIRD AMENDMENT TO LEASE OF OFFICE SPACE (“Third Amendment”) is made and entered into as of the 15 day of July, 1992, by and between Brookfield Development California Inc. (“Landlord”), as the successor in interest to BCED Minnesota Inc., and Inter-Regional Financial Group, Inc. (“Tenant”).

WITNESSETH THAT:

WHEREAS, BCED Minnesota Inc. (“BCED”), as lessor and predecessor in interest to Landlord, and Tenant, made and entered into that certain Lease of Office Space dated as of February 6, 1989 (the “Initial Lease”), covering among other things space in the Dain Bosworth Plaza located on the parcel of land in the City of Minneapolis, Minnesota that is legally described on Exhibit A attached hereto and made a part hereof; the Initial Lease was amended by that certain First Amendment to Lease of Office Space dated as of May 14, 1991 and by that certain Second Amendment to Lease of Office Space dated as of December 23, 1991 (the Initial Lease as so amended is referred to herein as the “Lease”); and

WHEREAS, Landlord and Tenant desire to further supplement and amend the Lease as hereinafter provided.

NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease is hereby supplemented and amended as follows:

1.0	Definitions.

1.1      The definition of “Floor” or “Floors” set forth in Article 1.01 of the Initial Lease is hereby amended and restated to provide as follows:

“Floor” or “Floors” means floor levels of the Building above street level, with the lowest office Floor being the seventh Floor (the floor immediately above the Building mechanical equipment floor). As shown on Exhibit D attached hereto and made a part hereof, all Floors above the seventh Floor shall be numbered sequentially, except that the Floor immediately above the twelfth Floor shall be designated as the fourteenth Floor, and no Floor will be designated as the thirteenth Floor.

1.2      The definition of “Initial Space” set forth in Article 1.01 of the Initial Lease is hereby amended and restated to provide as follows:

“Initial Space” means space in the Building located on all of the eleventh through nineteenth Floors.

1.3      Except as specifically defined herein or otherwise provided herein, all captioned terms shall have the meanings given them in the Lease.

2.0      Adjusting References to Floors.    Landlord and Tenant hereby acknowledge and agree that the Floors of the Building have been renumbered and that all references to Floor numbers in the Initial Lease shall be amended to refer to the same premises as renumbered by this Third Amendment. For example, the references to the “eighteenth Floor” in Article 4.0(d) of the Initial Lease are hereby amended to refer in each case to the “nineteenth Floor” (as now defined), and the reference to the “nineteen and twentieth Floors” in Article 23.02 of the Initial Lease is hereby amended to refer to the “twentieth and twenty-first Floors” (as now defined).

3.0      Temporary Space.

3.1      Grant.    Landlord hereby demises and leases to Tenant 38,518 Square Feet on the ninth and tenth Floors of the Building, as shown on Exhibit B attached hereto and made a part hereof (the “Temporary Space”), and Tenant hereby leases and accepts the Temporary Space from Landlord to have and hold during the Rental Period, as defined below.

3.2      Rental Period.    The term of Tenant’s rental of the Temporary Space shall be five (5) months, beginning on August 1, 1992 (the “Space Commencement Date”) and ending on December 31, 1992 , unless extended as provided hereafter (the “Rental Period”). Tenant shall have, within respect to the entire Temporary Space, the option to extend the Rental Period on a month-to-month basis for five (5) consecutive monthly periods by giving written notice of exercise to Landlord not later than thirty (30) days prior to the end of the Rental Period, as extended.

3.3      Gross Rent.    During the Rental Period, Tenant shall pay, in addition to other amounts payable under the

Lease, gross annual rent (“Gross Rent”) for the Temporary Space in the following amounts:

(i)      For the period between the Space Commencement Date and December 31, 1992, the product of $8 .10 times the number of Square Feet in the Temporary Space; and

(ii)      For the period, if any, between January 1, 1993 and the end of the Rental Period, as extended, the product of (A) the sum of then current Occupancy Costs and Tax Costs for the Initial Space, expressed on a per Square Foot basis, times (B) the number of Square Feet in the Temporary Space.

Gross Rent shall be paid in advance and without notice in monthly installments, each in the amount of one-twelfth of the Gross Rent, at the same time and in the same manner as Annual Rent. Landlord acknowledges and agrees that Tenant shall have no obligation to pay any Occupancy Costs or Tax Costs relating to the Temporary Space.

3.4      Landlord’s Work.    Landlord, shall at its expense, complete the improvements to the Temporary Space described as Landlord’s work in Exhibit C attached hereto and made a part hereof, Landlord shall complete such work prior to the Space Commencement Date, subject to events beyond Landlord’s control.

3.5      Tenant Work; Carpet Allowance.    All work required or desired by Tenant which is not described as Landlord’s work on Exhibit C shall be performed by Tenant at Tenant’s sole cost and expense, except that Landlord shall pay to Tenant a cash allowance of $90,000.00 to reimburse Tenant for its costs of acquiring and installing carpet in the Temporary Space, upon receipt of invoices and lien waivers establishing that Tenant has incurred and paid expenses in connection with carpet acquisition and installation in amount equal to or greater than said allowance. The carpeting so installed shall be the property of Landlord, and Tenant shall leave the carpeting in the Temporary Space upon expiration or earlier termination of the Rental Period. Landlord agrees that the carpeting and wiring installed by Tenant on the tenth Floor of the Building shall be available for Tenant’s future use on the tenth Floor, reasonable wear and tear from interim tenants excepted. Landlord shall not remove or alter said carpeting and wiring until after the expiration of the First Expansion Option and the Second Expansion Option; provided, however, that Landlord shall have the right to temporarily remove or alter said carpeting and wiring for use by interim tenants if Landlord restores or replaces such improvements prior to Tenant’s occupancy of the Temporary Space pursuant to the

First Expansion Option or the Second Expansion Option. Landlord and Tenant agree that the provisions of Exhibit D to the Initial Lease do not apply to the construction of the Temporary Space during the Rental Period.

3.6.      Other Terms and Conditions.    Except as set forth above, Landlord and Tenant agree that (i) Tenant’s use and occupancy of the Temporary Space shall be subject to the same terms and conditions set forth in the Lease for the Initial Space and (ii) Landlord’s rights and obligations with regard to the Temporary Space shall be subject to the same terms and conditions set forth in the Lease for the Initial Space.

4.0      Restatement of Expansion Options.    Article 23.01 of the Lease is hereby amended and restated to provide as follows:

23.01      Expansion Options.    Tenant shall have the following options to add space in the Building to the Premises:

(a)      An option (the “First Expansion Option”) to add to the Premises one half of the number of Square Feet on the tenth Floor of the Building. The First Expansion Option shall be exercised, if at all, by written notice from Tenant to Landlord given not later than December 2, 1993.

(b)      An option (the “Second Expansion Option”) to add to the Premises one half of the number of Square Feet on the tenth Floor of the Building. The Second Expansion Option shall be exercised, if at all, by written notice from Tenant to Landlord given not later than December 2, 1994.

(c)      An option (the “Third Expansion Option”) to add to the Premises all of the Square Feet on the twentieth Floor of the Building. The Third Expansion Option shall be exercised, if at all, by written notice from Tenant to Landlord given not later than December 2, 1996.

(d)      An option (the “Fourth Expansion Option”) to add to the Premises all of the Square Feet on the twenty-first Floor of the Building. The Fourth Expansion Option shall be exercised, if at all, by written notice from Tenant to Landlord given not later than December 2, 1998.

(e)      An option (the “Fifth Expansion Option”) to add to the Premises all of the Square Feet on the twenty-second Floor of the Building. The Fifth Expansion Option shall be exercised, if at all, by written notice from Tenant to Landlord given not later than December 2, 2000.

(f)      An option (the “Sixth Expansion Option”) to add to the Premises all of the Square Feet on the twenty-third Floor of the Building. The Sixth Expansion Option shall be exercised, if at all, by written notice from Tenant to Landlord given not later than December 2, 2002.

(g)      An option (the “Seventh Expansion Option”) to add to the Premises all of the Square Feet on the twenty-fourth Floor of the Building and one half of the number of Square Feet on the twenty-fifth Floor of the Building. The Seventh Expansion Option shall be exercised, if at all, by written notice from Tenant to Landlord given not later than December 2, 2004. Any such notice of exercise shall be effective if and only if at the time of giving of such notice this Lease has been extended for the first Extended Term in accordance with Article 3.02.

5.0      Delivery of Expansion Space.    The first sentence of 23.04 of the Lease (including the chart showing the time periods within which Landlord agrees to deliver Expansion Space covered by each Expansion Option exercised in accordance with Article 23.01) is hereby amended and restated to provide as follows:

23.04      Delivery of Expansion Space.    Landlord shall deliver the Expansion Space covered by each Expansion Option exercised in accordance with Article 23.01 within the following time periods:

Expansion Option	Time Period Beginning	Time Period Ending

First	June 2, 1994	December 2, 1994
Second	June 2, 1995	December 2, 1995
Third	June 2, 1997	June 2, 1998
Fourth	June 2, 1999	June 2, 2000
Fifth	June 2, 2001	June 2, 2002
Sixth	June 2, 2003	June 2, 2004
Seventh	June 2, 2005	December 2, 2006

6.0      Annual Rent For First Expansion Option.    Article 23.05 of the Lease is hereby amended by adding the following proviso to the end of the first sentence thereof:

Provided, however, notwithstanding the foregoing, Annual Rent for any Expansion Space added to the Premises pursuant to the First Expansion Option and the Second Expansion Option shall be equal the number of

Square Feet in such Expansion Space times ninety percent (90%) of the Fair Rental Value for such Expansion Space as of the date six (6) months prior to the Expansion Space Delivery Date in question.

7.0      Right of First Offer.    The first sentence of Article 23.09(a) of the Lease is hereby amended and restated to provide as follows:

If Landlord desires, at any time after the fourth anniversary of the Commencement Date, to lease First Offer Space to other tenants who will initially lease First Offer Space (as defined in Article 23.09(d)), Landlord will give Tenant written notice of such intent prior to the date Landlord commences its marketing for such space.

8.0      Lease.    Except as herein specified, supplemented, and amended, the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment as of the date first above written.

LANDLORD:

BROOKFIELD DEVELOPMENT CALIFORNIA INC., as successor in interest to BCED Minnesota Inc.

By:	/s/ Authorized Signatory
Its VICE PRESIDENT

And By:	/s/ Authorized Signatory
Its ASSISTANT SECRETARY

TENANT:

INTER-REGIONAL FINANCIAL GROUP, INC.

By:	/s/ Authorized Signatory
Its Exec VP

CONSENT

The Toronto-Dominion Bank, a Canadian chartered bank acting through its Grand Cayman Islands, B.W.I. Branch (“Lender”), hereby consents to the foregoing Third Amendment to Lease of Office Space between Brookfield Development California Inc., and Inter-Regional Financial Group, Inc.

THE TORONTO-DOMINION BANK, Acting
Through Its Grand Cayman Islands,
B.W.I. Branch

By:
Its

EXHIBIT A

Legal Description of the Premises

Parcel 1:

Lots 1, 2, 9 and 10, and the Northwesterly 23 feet (front and rear) Lots 3 and 8, all in Block 87, Town of Minneapolis, (now City of Minneapolis); also the Northwesterly  1/2 of the alley running through the center of said Block 87, from 5th Street to 6th Street (being streets in the City of Minneapolis), the Northwesterly boundary line of which alley is parallel to and 23 feet Southeasterly from the Northwesterly line of said Lots 3 and 8, in said Block 87, it being intended hereby to embrace the Northwesterly  1/2 of said Block 87.

Abstract Property.

Parcel 2:

The Northwesterly 10 feet of the following described property:

All that part of Block 87 in the original town of Minneapolis (now a part of the City of Minneapolis) bounded and described as follows, to-wit: Commencing at the most Easterly corner of said Block 87 being the corner formed by the intersection of the Southwesterly boundary line of Fifth Street with the Northwesterly boundary line of First Avenue South (now Marquette Avenue and formerly Minnetonka Street) in the City of Minneapolis; thence running Southwesterly along the line dividing said Marquette Avenue from said Block 87 a distance of 165 feet, more or less, to an intersection with a line drawn through the center of said Block 87 parallel with and equally distant from the Northeasterly boundary line of Sixth Street and the Southwesterly boundary line of Fifth Street; thence running Northwesterly along said line drawn through the center of Block 87 a distance of 165 feet; thence Northeasterly and parallel with the said Northwesterly boundary line of said Marquette Avenue a distance of 165 feet, more or lee, to the Southwesterly boundary line of Fifth Street at a distance of 165 feet Northwesterly from the Northeasterly corner of said Block 87; thence Southeasterly along said line dividing said Fifth Street from said Block 87 a distance of 165 feet to the point of beginning, according to the plat thereof on file and of record in the office of the County Recorder, in and for Hennepin County, Minnesota.

Abstract Property.

Parcel 3:

The Northwesterly 10 feet of the following described Tract:

The Southeasterly Half front and rear of Lot 3, Block 87, Town of Minneapolis and the Southwesterly Half front and rear of the Southeasterly Half front and rear of the vacated alley in said Block, according to the plat thereof on file and of record in the office of the Register of Deeds in an for said County.

Being registered land as is evidence by Certificate of Title No. 733937.

EXHIBIT C

IFG – OPERATIONS

(TEMPORARY SPACE)

Floors 9 & 10; Dain Bosworth Plaza

Landlord’s Work Description

June 22, 1992

9th Floor = 19,259 SF; 10th Floor = 19,259 SF; TOTAL = 38,518 SF

Work to be completed by landlord’s contactor, PCL Construction Services, except as set forth below:

Mechanical:

1.	Relocate air troffers from existing layout, as required by tenant’s reflective ceiling plan.

2.	Air balancing.

3.	Relocate VAV box, which serves the perimeter, to allow for the installation of the tenant’s corridor. (Total of one).

4.	Extension of the return air duct to allow for the construction of the tenant’s corridor. (Total of one).

5.	Installation of fire dampers, at three (3) locations, to accommodate construction of the tenant’s corridor.

6.	Mounting of all thermostats per tenant’s plan. Extension of pneumatic tubing is not included.

Electrical:

1.	Relocation of existing smoke detectors.

Painting:

1.	Paint elevator lobbies, perimeter walls, columns and corridors.

Sprinkler;

1.	Existing, except that if sprinkler work is required, the landlord’s contractor will be responsible.

IFG – Dain Operations

June 22, 1992

Page 02

Carpeting:

1.	By tenant. (No work required by landlord’s contractor). $90,000.00 allowance total labor and material. Carpet flooring and base includes elevator lobbies on both floors.

Ceilings:

1.	Tile, which is stocked on the floors, will be installed by Landlord’s contractor after above ceiling work is complete and coordinated with tenant’s contractor.

Fire Cabinets:

1.	Existing. Relocate if necessary.

Drywall:

1.	By contractor selected by tenant.

Note:

Tenant’s architect, contractor and engineers are responsible for all drawings and tenant specifications. Tenant is to pay all fees for tenant’s architect, engineers and contractor.

Tenant is responsible for all moving and relocation costs with regard to furniture, equipment and materials.

Tenant is to furnish landlord with final plans, as constructed upon completion of work.

See the attached letter dated June 20, 1992, the floor plan and the reflected ceiling plan, for reference purposes only.

DAW/mbe